UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

WHERIFY WIRELESS, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

October 11, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Wherify Wireless, Inc., which will be held at the Company’s headquarters at 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94065, on Thursday, October 26, 2006, at 10:00 a.m.

PLEASE NOTE THE CHANGE IN THE DATE OF OUR ANNUAL MEETING.  Certain stockholders received a preliminary draft of our proxy materials on or about September 23, 2006 that specified an earlier date for our Annual Meeting. Those preliminary proxy materials were sent due to a mistake by our mailing service before our proxy materials were finalized and should be disregarded . The enclosed proxy materials contain important changes from the preliminary proxy materials, and should be read carefully before you vote. If you previously completed and mailed a proxy card, that card is not valid and will not be counted. If you want to vote by proxy, you will need to complete and mail in a new proxy card in order for your vote to be counted.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Instructions in the proxy card or voting instruction form will tell you how to vote. The proxy statement explains more about proxy voting. Please read it carefully.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Timothy J. Neher
Timothy J. Neher
Chief Executive Officer

2000 Bridge Parkway, Suite 201

Redwood Shores, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2006

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wherify Wireless, Inc., a Delaware corporation (the “Company”), will be held on Thursday, October 26, 2006, at 10:00 a.m., local time, at the Company’s headquarters at 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94065.

This proxy statement and the enclosed proxy card are first being mailed to the Company’s shareholders on or about October 11, 2006.

This Notice supersedes and replaces the Notice that was mailed to certain of our stockholders incorrectly stating that the Annual Meeting would be held on September 28, 2006 . That Notice and the related preliminary proxy materials were received by some of our stockholders on or about September 23, 2006. They were sent before we finalized the proxy materials due to a mistake by our mailing service. Those proxy materials should be disregarded. The enclosed proxy materials contain important changes from the preliminary proxy materials, and should be read carefully before you vote. If you previously completed and mailed a proxy card, that card is not valid and will not be counted. If you want to vote by proxy, you will need to complete and mail in a new proxy card in order for your vote to be counted.

The annual meeting has been called for shareholders to consider and vote upon the following four proposals and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof:

1.

To elect six (6) directors to hold office for a term ending in 2007 and until their successors are elected;

2.

To amend the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100 million shares to 200 million shares.

3.

To amend the Company’s 2004 Stock Plan to increase the number of shares available for issuance to 10 million shares.

4.

To ratify the appointment of Malone & Bailey, PC as the Company’s independent auditors for the fiscal year ending June 30, 2007.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only Stockholders of record at the close of business on August 28, 2006 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote without attending the annual meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, you may vote through the Internet or by telephone. No postage is required if you mail the proxy in the United States. Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

We cordially invite all shareholders to attend the annual meeting. No ticket is required for admittance. If you have any questions regarding this notice of annual meeting or if you have special needs that require assistance, please call us at 1-650-551-5200 and we will be happy to assist you.

By Order of the Board of Directors,

	By:	/s/ Mr. William Scigliano
Secretary
Redwood Shores, California October 11, 2006

WHERIFY WIRELESS, INC.
2000 Bridge Parkway, Suite 201
Redwood Shores, CA 94065

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Why am I receiving these materials?

This Proxy Statement and the enclosed Annual Report are being sent to all Stockholders of record as of the close of business on August 28, 2006 for delivery beginning on or around October 11, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on October 26, 2006.

Who can attend the Annual Meeting?

Only Stockholders of the Company as of the record date, August 28, 2006, their authorized representatives and guests of the Company will be able to attend the Annual Meeting. At the record date 59,114,013 shares of the Company’s Common Stock, $0.01 par value, were issued and outstanding.

Who is entitled to vote?

All holders of record of the Company’s Common Stock at the close of business on August 28, 2006 will be entitled to vote at the 2006 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting.

What constitutes a quorum?

A quorum will be present at the Company’s annual meeting of stockholders if a majority of the shares of the Company’s issued and outstanding Common Stock that is entitled to vote on the record date are represented in person or by proxy.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your previously delivered proxy will not be counted.

Please follow the instructions on your proxy card or voting instruction form. To vote by proxy you must fill out the enclosed proxy card, or if you hold your shares in “street name,” voter instruction form, sign it, and mail it in the enclosed postage-paid envelope. If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How do I specify how I want my shares voted?

If you are a registered Stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors or Audit Committee on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial Stockholder?

If you are a beneficial Stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction form which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a legal proxy issued in your name.

What items will be voted upon at the Annual Meeting?

At the Annual Meeting, the following items will be voted upon:

(1)

the election of six (6) directors;

(2)

to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100 million shares to 200 million shares;

(3)

to amend the Company’s 2004 Stock Plan to increase the number of shares available for issuance to 10 million shares;

(4)

the ratification of the appointment of Malone & Bailey, PC as independent auditors for the fiscal year ending June 30, 2007.

The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

What are the Board of Directors and Audit Committee voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of the persons nominated below to serve as Directors of the Company, recommends a vote FOR the proposal increasing the number of authorized shares of the Company and recommends a vote FOR the proposal increasing the number of shares available for awards under the 2004 Stock Plan, and the Company’s Audit Committee recommends a vote FOR the ratification of the appointment of Malone & Bailey, PC as independent auditors for the fiscal year ending June 30, 2007.

How many votes are needed to approve the proposals?

Proposal 1: Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The Company does not have cumulative voting for directors. Abstentions and broker non-votes will have the effect of being excluded from being considered as votes cast regarding this proposal.

Proposals 2, 3 and 4: The affirmative vote of a majority of the shares present in person or by proxy is required for approval to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company from 100 million shares to 200 million shares, for approval to amend the Company’s 2004 Stock Plan to increase the number of shares available for issuance to 10 million shares, and for ratification of the appointment of Malone & Bailey, PC as independent auditors for the fiscal year ending June 30, 2007. Abstentions and broker non-votes will have the effect of being excluded from being considered as votes cast regarding these proposals.

How are the votes counted?

Each share of Common Stock is entitled to one vote. If a shareholder abstains from voting or does not respond by proxy, no vote will be considered cast. If a shareholder responds and does not indicate how you want to vote, your proxy will be counted in favor of the proposals.

In accordance with the laws of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws,

(i)

for the election of directors, which requires a plurality of the votes cast in person or by proxy, only proxies and ballots submitted but not indicating a vote or indicating votes “FOR all nominees,” “WITHHELD for all nominees” or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; abstentions and broker non-votes are not counted; and

(ii)

for the adoption of the proposals relating to the approval for the amendment to the Company’s Certificate of Incorporation, the approval for the amendment to the Company’s 2004 Stock Plan, and the ratification of the Company’s auditors, each of which requires the majority of the votes cast in person or by proxy, only proxies and ballots submitted but not indicating a vote or indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; accordingly, abstentions and broker non-votes will have the effect of being excluded from being considered as votes cast regarding these proposals.

How can I revoke my proxy?

You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

How do I designate my proxy?

If you wish to give your proxy to someone other than Timothy Neher or W. Douglas Hajjar, you may do so by crossing out their names appearing on the proxy card and inserting the name of another person. The person you have designated on the proxy card must present the signed card at the meeting.

Who counts the votes?

Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by our inspector of election.

What is “householding”?

We have adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more Stockholders of record reside if they appear to be members of the same family, unless one of the Stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

You do not need to do anything in order to participate in the householding program. If we do not receive instructions to the contrary within 60 days after the mailing of this notice, you will be deemed to have consented to the receipt of only one set of our future Stockholder mailings by your household. Your consent will be perpetual unless you withhold it or revoke it. Also, you may have already consented to householding through a prior mailing.

If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our householding program by checking the appropriate box on the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. Even if you vote by telephone or internet, the enclosed proxy card must be returned and marked appropriately to withhold your consent to householding.

How do I revoke my consent to the householding program?

Even if you do not withhold your consent to the householding program at this time, you may always revoke your consent at a future date. You may revoke your consent by contacting American Stock Transfer & Trust

Company, either by calling toll free at (877) 248-6417, or by writing to American Stock Transfer & Trust Company, Shareholder Department, 59 Maiden Lane, New York, New York 10038. You will be removed from the householding program within 30 days of receipt of your revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Allowing us to household annual meeting materials will help us save on the cost of printing and distributing these materials.

Who will pay for the costs involved in the solicitation of proxies?

The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

What is the deadline for submitting Stockholder proposals for the 2007 Annual Meeting?

Any of our eligible Stockholders who wish to submit a proposal for action at our next Annual Meeting of Stockholders and desires that such proposal be considered for inclusion in our proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to us at our principal executive offices not later than July 12, 2007, and must otherwise comply with the rules of the Securities and Exchange Commission relating to Stockholder proposals.

The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by an eligible Stockholder for action at our next Annual Meeting of Stockholders, but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us at our principal executive office not later than July 12, 2007 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholders proposals should be addressed to our Secretary at 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94065.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of August 18, 2006 regarding the beneficial ownership of common stock by (i) each Stockholder who is known by Wherify to own beneficially in excess of 5% of Wherify’s outstanding common stock; (ii) each director; (iii) by the Company’s Chief Executive Officer, the other executive officers whose annual compensation exceeded $100,000 and the two other highest paid non-executive officers (the “Named Executive Officers”); and (iv) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

The percentage of beneficial ownership is based upon 59,114,013 shares of common stock outstanding, as of August 18, 2006. Unless otherwise indicated, the address of the following Stockholders is c/o Wherify Wireless, Inc. 2000 Bridge Parkway, Suite 201, Redwood Shores, California, 94065.

Security Ownership of Certain Beneficial Owners(a)

Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		% of Class(b)

Common	Timothy J. Neher	10,014,110	(c)	16.5%
Common	Harvey Miller	2,959,992		5.0%
Common	Cornell Capital Partners, LP	2,949,789	(d)	4.99 (d)

——————

(a)

Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company.

(b)

Based on 59,114,013 shares of common stock outstanding on August 18, 2006.

(c)

Includes 1,426,286 shares issuable pursuant to stock options that are or will become exercisable within 60 days of August 18, 2006, of which 231,597 shares are subject to a right of repurchase in favor of Wherify within 60 days of August 18, 2006.

(d)

As of August 18, 2006, Cornell Capital Partners beneficial ownership of Wherify common stock (including its ownership of 276,595 shares acquired as a commitment fee, its right to acquire up to 20 million shares upon conversion of convertible debentures, and its right to acquire up to 21,250,000 shares upon exercise of warrants) was 4.99% taking into consideration the 4.99% ownership limitation contained in the convertible debentures and warrants. Without taking into consideration this 4.99% ownership limitation, which is waivable by Cornell Capital Partners on 65 days notice, Cornell Capital Partner’s beneficial ownership would be approximately 41%.

Security Ownership of Directors and Executive Officers

Title of Class	Name of Beneficial Owner	Beneficial Ownership(a)(b)		Percent of Class(c)

Common	Wade Fenn	118,055	(d)	*
Common	Douglas Hajjar	2,676,409	(e)	4.5%
Common	John Micek III	37,161	(f)	*
Common	Timothy J. Neher	10,014,110	(g)	16.5%
Common	Gerald Parrick	229,100	(h)	*
Common	William B. Scigliano	323,785	(i)	*
Common	Matthew Neher	293,303	(j)	*
Common	Jeff Hoever	44,900	(k)	*
Common	Daniel McKelvey	25,000	(l)	*

	All Directors and Executive Officers as a Group	13,988,497		22.7%

——————

*

Does not exceed 1% of the referenced class of securities.

(a)

Ownership is direct unless indicated otherwise.

(b)

All shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(c)

Calculation based on 59,114,013 shares of Common Stock outstanding as of August 18, 2006.

(d)

Includes 46,024 shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(e)

Includes 23,785 restricted shares that become vested within 60 days of August 18, 2006.

(f)

Includes 13,576 shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(g)

Includes 1,426,286 shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(h)

All shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(i)

Includes 273,785 shares issuable pursuant to stock options that are, or will become, exercisable or vested within 60 days of August 18, 2006.

(j)

Includes 106,622 shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(k)

All shares issuable pursuant to stock options that are, or will become, exercisable within 60 days of August 18, 2006.

(l)

All shares issuable pursuant to warrants that are exercisable within 60 days of August 18, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

Our directors are elected annually. Our bylaws provide that the number of our directors will be determined by the Board of Directors but shall not be less than one. The Stockholders will elect six directors for the coming year.

Nominees

Six directors are to be elected to the Board at the Annual Meeting, each to serve until the Annual Meeting of Stockholders to be held in 2007 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. All six of the nominees are currently directors of the Company.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. However, if any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than six duly nominated persons. If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH BELOW

The following table sets forth the nominees to be elected at the Annual Meeting and, for each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company.

Name	Position with the Company	Director Since

William B.G. Scigliano	Co-Chairman and President of Governmental Services Division	November 2002
Timothy Neher	Director and Chief Executive Officer	July 2005
Wade Fenn	Director	July 2005
John Micek III	Director	July 2005
W. Douglas Hajjar	Co-Chairman	November 2005
Daniel McKelvey	Director	August 2006

Directors and Executive Officers

The following table sets forth the names, ages and positions of our directors and executive officers:

Name	Age	Position

William B.G. Scigliano	46	Co-Chairman and President of Governmental Services Division
Timothy J. Neher	40	Director and Chief Executive Officer
Wade R. Fenn(2)	48	Director
John Micek III(1)(2)	54	Director
W. Douglas Hajjar	59	Co-Chairman
Daniel McKelvey(1)(2)	40	Director
Gerald Parrick	59	President
Mark E. Gitter	52	Chief Financial Officer and Treasurer

——————

(1)

Our Audit Committee consists of Messrs. McKelvey (Chairman) and Micek.

(2)

Our Compensation Committee consists of Messrs. Micek (Chairman), McKelvey and Fenn.

Each Director will hold office until the next annual meeting of Stockholders and until his successor has been elected and qualified.

William B.G. Scigliano has served as a Director of the Company since November 2002 and served as Chief Executive Officer of the Company from September 2002 until July 2005. Mr. Scigliano also is the President of the Company’s Government Relations division. From 1991 until September 2002, he served as Executive Director of the Corporate and Public Issues Division of the Ministry of the Attorney General of British Columbia. Mr. Scigliano received a Bachelors Degree from the University of Victoria and a Masters Degree from the Graduate School of Business Administration of the University of Oregon. Mr. Scigliano also serves on the Board of Directors of Acies Corp. and Alphatrade.com.

Timothy J. Neher, the current Chief Executive Officer of Wherify, founded Wherify California, Inc., a California corporation, in 1998 after more than a decade of experience developing and marketing new consumer products. He served as Chief Executive Officer of Wherify California from 1998 to July 2005 and has served as Chief Executive Officer and a Director of the Company since July 2005. Mr. Neher is responsible for leading Wherify’s vision, executive team and overall company growth and strategy. Prior to launching Wherify California, Mr. Neher served as the Vice President of Marketing and Sales for CTH Consumer Plastic, Inc. where he worked from 1992 to 1998. From 1988 to 1992, Mr. Neher was Vice President of Operations for Windy City Product Development.

Wade R. Fenn has served as a Director of the Company since July 2005. He has over two decades of retail electronics experience. From 1980-2002, he worked at Best Buy Co., Inc. in a number of positions, most recently as President of Entertainment and Strategic Business Development of Best Buy Co., Inc. Mr. Fenn joined Best Buy in 1980. Prior to serving as President of Entertainment and Strategic Business Development, Mr. Fenn held the position of Executive Vice President—Marketing, where he was responsible for all marketing, merchandising, advertising, and inventory teams. After receiving his degree in economics and history from Williams College in 1980, Mr. Fenn joined Best Buy as a sales person and served in various operating roles, including Senior Vice President Retail, Vice President Sales, district manager and store manager. Mr. Fenn currently is the President of Navvo, a start-up company, which is developing several voice applications for the consumer market. Mr. Fenn is also the managing partner of Retail Masters, a consulting company.

John Micek III has served as a Director of the Company since July 2005. He is Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California-based family-owned venture fund. Before founding Silicon Prairie Partners, Mr. Micek was President of JAL, Inc., a family-owned group of insurance-related companies in Omaha, Nebraska, which markets and services financial products nationwide to financial institutions and credit unions. Mr. Micek is a member of the Boards of several technology-based companies including UTEK (a university technology transfer company) and Enova Systems (enabling technology for fuel cell and distributed power management). He is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review. He is a practicing California attorney specializing in financial services.

W. Douglas Hajjar has served as a Director of the Company since November 2005. Mr. Hajjar served as chairman of Wherify California from 1998 until July 21, 2005. Mr. Hajjar previously served as Chairman of Control Data Corporation and Vice Chairman of Cadence Design Systems, Inc. Mr. Hajjar served as Chairman and CEO of Valid Logic for 5 years, Chairman and CEO of Telesis Systems for 2 years, and CFO and COO of GenRad for 5 years. Mr. Hajjar received a Bachelor Degree from Boston College in 1968.

Daniel McKelvey has served as a director of the Company since August 2006, and had previously served as a director of the Company from March 2004 until July 2005. Mr. McKelvey is a co-founder and Managing Partner of Forté Partners, LLC, a merchant banking firm based in San Francisco that focuses on investments in software, wireless communications, and broadband networking. He serves as a general partner of three partnership funds of the firm. Mr. McKelvey has also been an active entrepreneur, co-founding Forté Capital LLC based in New York, an asset management firm with over $400 million under management providing advisory services to small institutions and high net worth individuals. Mr. McKelvey served nine years as a professional in the Capital Markets Practice for Accenture, formally Andersen Consulting, both in New York and San Francisco. He has extensive expertise in enterprise software, networking, and financial services. Mr. McKelvey was responsible for the strategic planning, development, and implementation of various equity and fixed income portfolio management, investment control, trading, settlement control, and risk management systems. Clients included The Capital Group, Goldman

Sachs, and Donaldson Lufkin and Jenrette. Mr. McKelvey holds a B.S. cum laude in mathematics and computer science from the University of New Hampshire.

Gerald Parrick has served as President of the Company since July 2005. Prior to joining the Company, Mr. Parrick was President of Wherify California from November 29, 2004 to July 2005. Mr. Parrick has more than two decades of experience in the networking and communications industry, most recently as founder, Chairman and CEO of Yipes Communications, Inc. from 1999 to August 2002, and Chairman and Chief Executive Officer of Diamond Lane Communications, Inc. from 1997 to 1999. Yipes Communications, Inc. filed for bankruptcy protection in March 2002. Mr. Parrick holds a BA from California State University Northridge and a Masters in Management Science from Stanford University.

Mark E. Gitter has served as Chief Financial Officer, Treasurer of the Company since February 13, 2006. Mr. Gitter, a certified public accountant, has over 27 years of broad-based domestic and international responsibilities in finance and accounting. Since 2001, Mr. Gitter has acted as an independent contractor to public companies providing senior level support in the areas of strategic and tactical financial operations and planning. In addition, during 2003 and 2004 Mr. Gitter served as Director, Financial Reporting and Budgeting, for Advanced Bionics Corporation. From 1999 to 2001, Mr. Gitter served as Chief Financial Officer of Hyseq, Inc., and prior to that from 1998 to 1999 he served as Director of Finance and Controller for Hyseq, Inc. Mr. Gitter has an MBA in Accounting and Health Care Fiscal Management, and a BS in Biochemistry, from the University of Wisconsin.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. The Company regularly monitors developments in the area of corporate governance.

Board of Directors

The Board of Directors consists of directors who are elected by the Company’s Stockholders, and is the ultimate decision-making body of the Company except with respect to those matters reserved to the Stockholders. The Board of Directors acts as an advisor and counselor to senior management and ultimately monitors its performance. These functions of the Board of Directors are fulfilled by the presence of directors who have a substantive knowledge of the Company’s business.

Our board of directors currently consists of the following six members: William B. Scigliano (Co-Chairman), Douglas Hajjar (Co-Chairman), Timothy J. Neher, John Micek III, Wade R. Fenn and Daniel McKelvey. Messrs. Fenn and Micek are independent directors as defined by the applicable American Stock Exchange rules. There are no family relationships among any of our current directors and executive officers.

The number of authorized members of our board of directors is determined by resolution of our board of directors. In accordance with the terms of our amended certificate of incorporation, the number of our board of directors is currently set at six members.

Our amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our board of directors has designated an audit committee and a compensation committee, and may establish other committees as it deems necessary or appropriate.

Meeting Attendance

The Board of Directors met 13 times during the fiscal year ended June 30, 2006. Each director attended at least 75% of the aggregate number of meetings of the Board or its committees upon which he served that were held during the respective periods in which he was a director. While the Company encourages all members of the Board to attend the Annual Meeting, there is no formal policy as to their attendance at each of the Annual Meetings of Stockholders. The Company did hold an Annual Meeting of Stockholders in 2005 and all five members of the Board attended.

Stockholder Communications

Stockholders may communicate in writing with the Chairman of the Board or the non-management members of the Board as a group by mail addressed to the Secretary of the Company at the following address: 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94065. The Secretary will review all correspondence sent to the attention of the non-management directors and regularly forward to the Board a summary of such correspondence. Copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention will also be forwarded to the Board.

Codes of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. Copies of these codes of ethics were filed with the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 31, 2005. Copies are available on our website and will be provided without charge upon request made to the Company’s Secretary at 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94538.

Committees of the Board of Directors

The Board of Directors has two standing committees: an Audit Committee and the Compensation Committee.

Audit Committee

Our audit committee consists of Messrs. Daniel McKelvey (Chairman) and John Micek III. Mr. Micek is an independent director as defined by applicable SEC rules and the listing standards of the American Stock Exchange and meets the financial literacy requirements of applicable SEC and American Stock Exchange rules. Mr. McKelvey joined the Board on August 19, 2006, meets the financial literacy requirements of applicable SEC and American Stock Exchange rules, and the Board has determined that Mr. McKelvey is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K. Mr. McKelvey is not “independent” as that term is defined in applicable SEC and American Stock Exchange rules because of compensation paid to him as a consultant to the Company during the prior three years. Both our independent auditors and our internal financial personnel will regularly meet privately with and will have unrestricted access to our audit committee. Our audit committee operates pursuant to a written charter that satisfies applicable SEC and American Stock Exchange rules. Our audit committee charter is available on our website.

Our Audit Committee oversees our corporate accounting and financial reporting processes. The functions and responsibilities of our Audit Committee are to, among other things:

•

evaluate our independent auditors’ qualifications, independence and performance;

•

determine the engagement of our independent auditors;

•

approve the retention of our independent auditors to perform any proposed, permissible non-audit services;

•

monitor the rotation of partners of the independent auditors on our engagement team as required;

•

review our financial statements;

•

review our critical accounting policies and estimates; and

•

discuss with our management and our independent auditors the results of our annual audit and the review of our quarterly financial statements.

The Audit Committee met six times during fiscal year 2006. The Audit Committee’s authority and duties and obligations are more particularly described in the Audit Committee’s charter adopted by the Board on August 25, 2005.

Compensation Committee

The members of the Compensation Committee are Messrs. Micek (Chairman), Fenn and McKelvey. The Board has determined that Mr. Micek is independent within the meaning of applicable American Stock Exchange rules. The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of the Company, including the chief executive officer, administers the Company’s stock option plan, and establishes and reviews general policies relating to the compensation and benefits of the Company’s employees and performs such other functions regarding compensations as the Board may delegate. The Compensation met four times during fiscal year 2006.

Compensation Committee Interlocks and Insider Participation

We are not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

Nominating Committee

The Company does not have a standing nominating committee. Due to the small size of its Board, the Company does not foresee the need to establish a separate nominating committee. The full Board is responsible for evaluating and recommending individuals for election or reelection to the Board, including those recommendations submitted by Stockholders. Currently, the independent directors of the Board (within the meaning of applicable American Stock Exchange rules) are Messrs. Micek and Fenn.

It is the Company’s policy that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Company and serving the long-term interest of the Company’s Stockholders. The Company’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the independent directors review such directors’ overall service to the Company during their term, including the number of meetings attended, level or participation, quality of performance, and any related party transactions with the Company during the applicable time period; and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The independent directors meet to discuss and consider such candidates’ qualifications, including relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”). The full Board then selects a candidate for nomination by majority vote. In seeking potential nominees, the Board uses a network of contacts to compile a list of potential candidates, but may also engage, if deemed appropriate, a professional search firm. To date, the Company has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a timely director nominee from a Stockholder(s) holding more than 5% of the Company’s voting stock.

The Board will consider director candidates recommended by Stockholders provided the Stockholders follow the procedures set forth below and in the Company’s bylaws. The Board does not intend to alter the manner in which they evaluate candidates, including the criteria set forth above, based on whether the candidate was recommended by a Stockholder or otherwise.

Stockholders who wish to recommend individuals for election to the Board may do so by submitting a written recommendation to the Board in accordance with the procedures set forth above in this proxy statement under the heading “What is the deadline for submitting Stockholder proposals for the 2007 annual meeting?” For nominees for election to the Board proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and rules and regulations thereunder; and (2) as to the Stockholder proposing such nominee, that Stockholder’s name and address, the class and number of shares of the Company’s capital stock the Stockholder beneficially owns, a description of all arrangements and understandings between the Stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the Stockholder is a holder of record of the Company’s stock entitled to vote at the meeting and that the Stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice, and any other information relating to the Stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Executive Compensation

The following Summary Compensation Tables shows certain compensation information for each of the Company’s Chief Executive Officer, the other executive officers whose annual compensation exceeded $100,00, the two other highest paid non-executive officers (collectively referred to as our “named executive officers”) and our current and former Chief Financial Officers. Compensation data is shown for the three fiscal years ended June 30, 2006. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(a)	Bonus	Other Annual Compensation	Restricted Stock Awards	Options/ SARs	LTIP Payouts	All Other Compensation

Timothy J. Neher(b)	2006	$188,462	—	—	—	—	—	$175,407	(i)

William B. Scigliano(c)	2006	$142,700	$119,000	—	30,000	—	—	$30,000	(j)
	2005	$142,700	$30,000	—	—	—	—	$30,000	(j)
	2004	$133,967	—	—	—	50,000	—	—

Matthew Neher(d)	2006	$140,172	—	—	—	125,000	—	—

Gerald Parrick(e)	2006	$174,327	—	—	—	—	—	—

Jeff Hoever(f)	2006	$130,038	—	—	—	—	—	—

Mark E. Gitter(g)	2006	$67,308	—	—	—	260,000	—	—

John Davis(h)	2006	$71,448	—	—	—	—	—	—

——————

(a)

Amounts shown include cash compensation earned with respect to the year shown above.

(b)

Mr. Timothy J. Neher began serving as Chief Executive Officer of the Company on July 25, 2005.

(c)

Mr. Scigliano served as Chief Executive Officer of the Company from August 1, 2003 until July 25, 2005. He currently serves as President of the Government Relations division for the Company and Co-Chairman of the Board of Directors.

(d)

Mr. Matthew Neher began serving as Vice President of Business Development of the Company on July 25, 2005.

(e)

Mr. Parrick began serving as President of the Company on July 25, 2005.

(f)

Mr. Hoever began serving as Director of Manufacturing of the Company on July 25, 2005.

(g)

Mr. Gitter began serving as Chief Financial Officer and Treasurer of the Company on February 13, 2006.

(h)

Mr. Davis began serving as Vice President and Chief Financial Officer of the Company on July 25, 2005 and resigned from his position with the Company on February 10, 2006.

(i)

Includes $24,000 automobile allowance and $151,407 of forgiveness of promissory note reported as compensation.

(j)

Includes $30,000 automobile and housing allowance.

Employment Agreements

Employment Agreement with William Scigliano

Effective January 1, 2004, we entered into an employment agreement with Mr. Scigliano. Under the agreement, Mr. Scigliano agreed to serve as our President and Chief Executive Officer at an annual salary of $142,700. In addition, we granted Mr. Scigliano an option to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share. In addition to the compensation described above, we also agreed to award Mr. Scigliano additional cash bonuses in the event we achieved certain milestones as described in the agreement (“Milestone Bonuses”). Mr. Scigliano also receives a housing allowance of $1,500 per month and an automobile allowance of $1,000 per month. Mr. Scigliano is also entitled to participate in any and all employee benefit plans hereafter established for our employees and is entitled to standard expense reimbursements.

On March 2, 2004, the Company and Mr. Scigliano amended his employment agreement, effective upon the closing of the merger. Under Mr. Scigliano’s amended employment agreement, we agreed to establish, as soon as practicable after the closing of the merger, a public sector business unit for which Mr. Scigliano will be responsible.

In addition, as long as Mr. Scigliano is employed by us, our board of directors agrees to nominate him to serve as a member of the board of directors and so long as Mr. Scigliano continues to be elected to our board of directors, the board of directors agrees to elect him as chairman of the board.

Mr. Scigliano is entitled to the following severance benefits:

1.

If Mr. Scigliano’s employment is terminated as a result of his death or disability, his estate is entitled to receive his monthly salary plus 1/12th of any bonus to which Mr. Scigliano is entitled for a period equal to the greater of one (1) year following such termination or the remainder of the term of the agreement.

2.

If Mr. Scigliano’s employment is terminated for Cause (as defined in the agreement), Mr. Scigliano is entitled to receive his salary and any bonus payable through the date of his termination.

3.

If Mr. Scigliano’s employment is terminated without Cause, or if Mr. Scigliano terminates his employment for Good Reason (as defined in the agreement), Mr. Scigliano is entitled to receive: (a) all salary and other benefits to which he would be entitled for the remainder of the term of the agreement; plus (b) a lump sum payment at the effective date of termination of an amount equal to all Milestone Bonuses payable under the agreement. Additionally, all stock options granted to Mr. Scigliano, which are unvested as of the termination date, shall fully vest and shall be exercisable for a period of one year after the date of termination.

4.

If Mr. Scigliano’s employment is terminated without Cause or if Mr. Scigliano terminates his employment for Good Reason within six months following a Change in Control (as defined in the agreement, which would include the Merger), Mr. Scigliano is entitled to receive: (a) his base salary and other benefits through and including the date of such termination; and (b) an amount equal to
(i) three times his base salary at the annual base salary then currently in effect and (ii) three times the total amount of all Milestone Bonuses payable under the agreement. Additionally, all stock options to purchase IQB stock granted to Mr. Scigliano, which are unvested as of such termination, shall automatically vest and shall be exercisable for a period of one year.

On May 19, 2005, the Company and Mr. Scigliano entered into a second amendment to his employment agreement that provided that Mr. Scigliano’s employment agreement terminates on the second anniversary date of the closing of the July 21, 2005 merger, unless automatically extended for an additional 24 month period or otherwise terminated as provided in the agreement.

Employment Agreement with Timothy Neher

In November 2002, Wherify California, Inc., a California corporation (“Wherify California”) entered into an employment agreement with Timothy Neher pursuant to which Mr. Neher agreed to serve as the President and Chief Executive Officer of Wherify California until November 2007 at an annual base salary of $200,000 (as adjusted pursuant to the agreement). In addition, in November 2002, Wherify California granted Mr. Neher an option to purchase 1,200,525 shares of its common stock at an exercise price of $0.34 per share. In addition to the compensation described above, Wherify California also agreed to award Mr. Neher additional cash bonuses, in the event Wherify California achieved certain milestones as described in the employment agreement. Mr. Neher is also entitled to participate in any and all employee benefit plan hereafter established for Wherify California employees and is entitled to an automobile allowance of $2,000 per month. Wherify has agreed to assume this agreement from Wherify California.

Under the terms of the employment agreement, Mr. Neher is entitled to the following severance benefits:

•

If Mr. Neher’s employment is terminated other than for “Cause” (as defined in the agreement), or if he resigns as a result of a “Constructive Termination” then Mr. Neher is entitled, in exchange for a release of all claims, a lump sum severance payment equal to 12 months base salary, as then determined, plus 50% of his prior year’s bonus, if any. Additionally, Mr. Neher will receive accelerated vesting with respect to 240,105 shares purchasable upon exercise of the option granted to him by Wherify California.

Employment Agreement with Gerald Parrick

In December 2004, Wherify California entered into an employment agreement with Mr. Parrick. Under this agreement, Mr. Parrick agreed to serve as President and acting VP of Sales and Marketing of Wherify California, at an annual salary of $185,000. In addition, in December 2004, Wherify California granted Mr. Parrick an option to purchase 480,210 shares, at an exercise price of $0.31 per share. One sixteenth of the shares vest after 3 months of employment, and the remainder vest at 1/48th per month over the following four-year period. Under the employment agreement, Mr. Parrick is entitled to a lump sum severance payment equal to four months base salary in the event he is terminated other than for cause, or if he terminates his employment as a result of a constructive termination (as defined in the agreement). Wherify has agreed to assume this agreement from Wherify California.

Consulting Agreement with Douglas Hajjar

Effective January 1, 2004, Wherify California entered into a Consulting Agreement (the “Initial Consulting Agreement”) with Douglas Hajjar, which was subsequently assumed by Wherify in connection with the merger of Wherify with Wherify California on July 21, 2005. Under the terms of the Initial Consulting Agreement, Mr. Hajjar acted as a financial advisor to the Company and the Company paid Mr. Hajjar a consulting fee of $10,000 per month.

In accordance with the terms of the Initial Consulting Agreement, in 2004 Wherify California issued to Mr. Hajjar an option to purchase 100,000 shares of Wherify California common stock (equivalent to approximately 481,000 shares of Wherify common stock) at the then fair market value. The options vest ratably on a monthly basis over a 36 month period commencing on the date of the agreement, but cease to vest upon termination of the agreement. All options granted pursuant to the Initial Consulting Agreement vest immediately upon a Change in Control.

The Initial Consulting Agreement also provided that upon a Change of Control during the term of the agreement, or within six months thereafter, in which the acquiring person or entity is introduced to the company by Mr. Hajjar, the company would pay Mr. Hajjar an acquisition fee equal to 2% of the aggregate consideration paid to the company’s stockholders in such transaction.

On January 13, 2006, Wherify and Mr. Hajjar entered into a new Consulting Agreement which supersedes and replaces the Initial Consulting Agreement entered into effective January 1, 2004. Under the new Consulting Agreement, Mr. Hajjar continues to be paid a fee of $10,000 per month for his assistance as a financial adviser to the Company and is entitled to reimbursement for out-of-pocket costs and indemnification for damages arising out of his services. However, he is no longer entitled to a fee in connection with a Change in Control transaction. The agreement is terminable by either party on 30 days’ notice.

Also on January 13, 2006, Wherify entered into a letter agreement with Mr. Hajjar setting forth certain terms of his services as a Director and Co-Chairman. Under this agreement, Mr. Hajjar agreed to direct and coordinate the Board’s oversight of the business and operations of the Company and the activities and performance of senior management, and to assist senior management in developing strategic plans for the Company and with fund raising and financing activities. Pursuant to the agreement, on January 13, 2006 the Company granted to Mr. Hajjar an option to purchase 125,000 shares of common stock at an exercise price equal to the closing sales price on that date. The option vests in equal monthly increments over four years so long as Mr. Hajjar remains on the Board. The agreement further provides that for each additional year Mr. Hajjar serves on the Board he will receive an additional option for 12,500 shares of common stock with an exercise price equal to the closing sales price on the grant date and which vests ratably monthly over 12 months. Mr. Hajjar is also entitled under this agreement to a cash payment of $5,000 per month during which he serves on the Board.

Employment Agreement with Mark E. Gitter

In February 2006, Wherify entered into an employment agreement with Mr. Gitter. Under this agreement, Mr. Gitter agreed to serve as Chief Financial Officer of Wherify at an annual salary of $175,000 per year, subject to periodic review and adjustment. In addition, senior management will recommend that the Board of Directors grant Mr. Gitter an option to purchase up to 260,000 shares of the Company’s Common Stock. The option will be exercisable for a period of 10 years and will vest in accordance with the following schedule: (a) 25% of the total number of shares purchasable upon exercise of the option will vest after 12 months of continuous employment and (b) an additional 1/48 of the option shares will vest at the close of each month during the remaining term of the option. In the event that Mr. Gitter is terminated by the Company without Cause or resigns as a result of a Constructive Termination, he is entitled to a severance payment equal to three months of his base salary, but only if such termination occurs subsequent to Mr. Gitter having received a satisfactory performance review, and health care coverage during the severance period.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The table below set forth information pertaining to stock options granted to the named executive officers during the fiscal year ended June 30, 2006. No SARs of any kind were granted.

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Matthew Neher(1)	125,000	5%	$1.65	9/21/2009

——————

(1)

One quarter of the shares vest after 12 months of employment, and the remainder vest at 1/48th per month over the following four-year period.

OPTION EXERCISES/VALUE OF UNEXERCISED OPTIONS

During the fiscal year ended June 30, 2006, no stock options were exercised by any named executive officers. As of June 30, 2006, Wherify had not granted any SARs of any kind. The table below sets forth information pertaining to the value of unexercised stock options held by the named executive officers as of June 30, 2006.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable

Timothy J. Neher	—	—	1,543,279	(2)	—	$586,446	—
Gerald Parrick	—	—	192,751		287,459	$79,028	$117,858
Matthew Neher	—	—	91,708		100,521	$27,563	$11,813
Jeff Hoover	10,280	$8,508	36,591		73,181	$15,002	$30,004
William B. Scigliano	—	—	264,323		110,677	$—	—
Mark E. Gitter	—	—	—		260,000	—	—
John Davis(3)	112,048	$205,899	—		—	—	—

——————

(1)

Based on the June 30, 2006 closing price of Wherify common stock of $0.72 share.

(2)

Includes 233,811 shares of common stock subject to a right of repurchase in favor of Wherify as of June 30, 2006.

(3)

Mr. John Davis began serving as Vice President and Chief Financial Officer of the Company on July 25, 2005 and resigned from his position with the Company on February 10, 2006.

Equity Compensation Plan Information

The following table provides information as of June 30, 2006 with respect to our compensation plans (including individual compensation arrangements), under which securities are authorized for issuance aggregated as to (i) compensation plans previously approved by Stockholders, and (ii) compensation plans not previously approved by Stockholders.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders	6,221,160	(1)	$0.95	1,803,936	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	6,221,160		$0.95	1,803,936

——————

(1)

Of these securities, 2,446,567 options, 325,000 options and 3,449,593 options were issued and outstanding as of June 30, 2006 pursuant to the 2004 Stock Plan, the 2001 Stock Plan and the 1999 Stock Option Plan, respectively.

(2)

Of these securities, 1,553,433 options, 0 options, and 250,503 options were available for issuance as of June 30, 2006 pursuant to the 2004 Stock Plan, the 2001 Stock Plan and the 1999 Stock Option Plan, respectively.

SUMMARY OF EQUITY COMPENSATION PLANS

Equity-Based Compensation

Employee Stock Option Plans

2004 Stock Plan

Wherify’s Board administers the 2004 Stock Plan (“2004 Plan”), which was adopted by the Stockholders effective July 21, 2005. The company has registered 4 million shares under the 2004 Plan, the maximum aggregate number of shares allowed for issuance under the plan after all annual increases under the "evergreen" provision of the plan. The 2004 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, and other stock based awards as determined by the administrator to be appropriate to employees, directors (including employee directors) and consultants. The administrator is authorized to determine the terms of each option granted under the plan, including the number of shares, exercise price, term and exercisability. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value in the case of an optionee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). Options may not be exercised more than ten years after the date of grant (five years in the case of 10% Stockholders). Upon termination of employment for any reason other than death or disability, each option may be exercised for a period of 90 days, to the extent it is exercisable on the date of termination unless otherwise provided in the award agreement. In the case of a termination due to death or disability, an option will remain exercisable for a period of one year, to the extent it is exercisable on the date of termination. Up to an aggregate of 2,400,000 shares of Common Stock are currently authorized for issuance under the 2004 Plan. As of September 18, 2006, there were 1,981,657 options granted and outstanding under the 2004 Plan of which 345,976 are vested.

2001 Stock Plan

Wherify’s Board administers the 2001 Stock Plan (“2001 Plan”), which was adopted by the Stockholders effective July 26, 2001. The 2001 Plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock to employees, directors (including employee directors) and consultants. The administrator is authorized to determine the terms of each option granted under the plan, including the number of shares, exercise price, term and exercisability. The Board has authorized up to an aggregate of 2,000,000 shares of Common Stock for issuance under the 2001 Plan. As of September 18, 2006, there were 325,000 options granted and outstanding under the 2001 Plan of which 318,403 are vested. No additional options may be granted under this plan.

1999 Stock Option Plan

Wherify’s Board administers the 1999 Stock Option Plan, as amended and restated (“1999 Plan”), which was originally approved on June 1, 1999 by Wherify California, Inc. (a California corporation) and subsequently amended and restated and assumed by Wherify pursuant to an Agreement and Plan of Merger dated April 14, 2004. The 1999 Plan provides for the grant of incentive stock options and non-statutory stock options to employees, directors (including employee directors) and consultants. The administrator is authorized to determine the terms of each option granted under the plan, including the number of shares, exercise price, term and exercisability. On July 21, 2005, the date that Wherify completed the merger of Wherify Acquisition, Inc. (a wholly-owned subsidiary of Wherify) and Wherify California, Inc. (a California corporation), the number of shares underlying options granted under Wherify California, Inc.’s (a California corporation) amended and restated 1999 Plan were assumed by Wherify and multiplied by the 4.8021 merger exchange ratio and existing vesting schedules were maintained. As a result on July 25, 2005, upon application of the merger exchange ratio, there was a total of 3,977,731 options outstanding under the 1999 Plan. As of September 18, 2006, there were 3,279,845 options granted and outstanding under the 1999 Plan of which 2,543,402 are vested. No additional options may be granted under this plan.

2005 Consultant Compensation Plan

The 2005 Consultant Compensation Plan (“Consultant Plan”) provides for the award of unconditional or conditional shares to consultants of the Company. The Consultant Plan is administered by the Board. The administrator is authorized to determine the terms of each award granted under the plan. The Board has authorized up to an aggregate of 250,000 shares of Common Stock for issuance under the Consultant Plan. As of June 30, 2006, all shares have been awarded under the Consultant Plan.

Policy with Respect to $1 Million Deduction Limit

It is the Company’s policy, where practical, to avail itself of all proper deductions under the Internal Revenue Code. Amendments to the Internal Revenue in 1993, limit, in certain circumstances, the deductibility of compensation in excess of $1 million paid to each of the five highest paid executives in one year. The total compensation of the executive officers did not exceed this deduction limitation in fiscal year 2006 or 2005.

Compensation of Directors

Upon appointment and their acceptance to serve on our Board, each new non-employee director is issued a non-statutory stock option (the “Option”) pursuant to the Company’s stock option plan to purchase 50,000 shares of Common Stock of the Company (“Shares”) at a purchase price equal to the current fair market value of such Shares as determined by the Board. The Option vests in equal monthly increments over four years so long as the non-employee director remains a member of the Board. Upon serving on the Board for one year and upon being appointed for another term, the non-employee director will receive additional options for 10,000 shares which will vest ratably over 12 months. The non-employee director will receive additional options for 10,000 shares for each one year term of service with the Board thereafter.

In addition to the equity compensation described above, we pay each of our non-employee directors $3,000 per calendar quarter in which they serve on the Board plus an additional $2,000 per meeting for each of the first five meetings per year and $500 per scheduled monthly teleconference meeting they attend. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees thereof.

On January 13, 2006, Wherify entered into a letter agreement with Mr. Hajjar setting forth certain terms of his services as a Director and Co-Chairman. Under this agreement, Mr. Hajjar agreed to direct and coordinate the Board’s oversight of the business and operations of the Company and the activities and performance of senior management, and to assist senior management in developing strategic plans for the Company and with fund raising and financing activities. Pursuant to the agreement, on January 13, 2006 the Company granted to Mr. Hajjar an option to purchase 125,000 shares of common stock at an exercise price equal to the closing sales price on that date. The option vests in equal monthly increments over four years so long as Mr. Hajjar remains on the Board. The agreement further provides that for each additional year Mr. Hajjar serves on the Board he will receive an additional option for 12,500 shares of common stock with an exercise price equal to the closing sales price on the grant date and which vests ratably monthly over 12 months. Mr. Hajjar is also entitled under this agreement to a cash payment of $5,000 per month during which he serves on the Board.

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

This report is provided by the Compensation Committee of the Board of Directors (the “Committee”) to assist Stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation program.

The Committee is responsible for reviewing the compensation and benefits for the Company’s executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company’s stock option and makes grants to executive officers and other employees, contractors and service providers under the Company’s 2004 Stock Plan.

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors (the “Compensation Committee”), comprised of three outside directors, Messrs. Micek (Chairman), Fenn and McKelvey, is responsible for the administration of our compensation programs. These include establishing base salary for executive officers and both annual and long-term incentive compensation programs for all employees. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy: Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•

Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•

Motivate executives to achieve optimum performance for us;

•

Align the financial interests of executives and stockholders through equity-based plans;

•

Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program: The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee is also responsible for the administration of our stock option plans. There are three major components to our executive compensation: base salary, incentive bonuses and long-term incentives in the form of stock options.

1.

Base Salary. In setting compensation levels for executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions at wireless devices companies and within the telecommunications industry. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2.

Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

3.

Long-Term Incentives. The long-term performance-based compensation of executive officers and other employees takes the form of stock option awards under our stock option plans. The Compensation Committee believes that the equity-based compensation ensures that our executive officers and other employees have a continuing stake in our long-term success. All options granted by us have been granted with an exercise price equal to the fair market value of our common stock on the date of grant. Options granted since July 25, 2005 become exercisable at the rate of 25% of the shares at the end of first year following the date of vesting commencement and then ratably at 1/48th per month such that, subject to the employee’s or independent contractor’s continuous relationship with us, the option is fully exercisable four years from the grant’s date of vesting commencement. Options granted as bonuses may vest over a shorter period if so determined by the Compensation Committee. Options granted are subject to the employee’s or independent contractor’s continuous relationship with us. We have not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock to any Named Executive Officer or any other person under our stock option plans.

On December 29, 2005, in an Action By Written Consent of the Compensation Committee of Wherify Wireless, Inc, Messrs. Micek and Brown, constituting all member of the committee, adopted a resolution whereby the exercise price of options for the purchase of the Company’s Common Stock originally granted on September 21, 2005 to certain employees and to all the independent directors of the board, including Messrs, Micek, Brown and Fenn with 50,000 non-statutory options each that were so affected, was repriced down to the then current market price of $1.65 per share as of the close of business on that day from the original exercise price of $3.65 per share, to align such options with the current market value of the Company’s Common Stock.

Fiscal 2006 Compensation for the Chief Executive Officer

In determining the salary of Timothy J. Neher for fiscal 2006, the Compensation Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the wireless devices companies and within the telecommunications industry, taking into consideration Mr. Neher’s experience and knowledge. Based on our plan for specified goals, the Compensation Committee determined that Mr. Neher’s fiscal 2006 salary should be $200,000 effective July 25, 2005. Mr. Neher did not receive any bonus payments in 2006. During fiscal 2006 the Company did forgive an outstanding loan plus accumulated interest to Mr. Neher of approximately $151,000 that had previously been written-off by Wherify California, Inc. This amount will be reported as income to Mr. Neher.

Mr. Neher’s base salary at the end of 2006 was below the 50th percentile of the comparative market data. It is our policy to review executive base salaries in relation to comparable positions in comparable companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended. Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received compensation in excess of this limit during fiscal 2006.

Respectfully submitted,

John Micek, Chairman

Wade Fenn

Daniel McKelvey

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

September 25, 2006

The audit committee of our Board of Directors (the “Audit Committee”) consists of two non-employee directors, Messrs. McKelvey and Micek. Mr. Micek has been determined to be independent under the listing standards of the AMEX Stock Market. The Board has adopted a written charter for the Audit Committee. This charter was amended and restated in August 2005 in response to new regulatory requirements, including the Sarbanes-Oxley Act and related rules and regulations proposed or issued by the SEC. A copy of the charter is attached as Appendix A to this Proxy Statement. Among its other functions, the Audit Committee appoints our independent accountants.

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

In discharging its duties, the Audit Committee, in a concurrent meeting of the Board of Directors attended by a majority of the directors, reviewed and discussed with management of the Company and Malone & Bailey, PC, the independent auditing firm of the Company, the audited financial statements of the Company for the fiscal year ended June 30, 2006 (“Audited Financial Statements”).

The Audit Committee, together with a majority of the directors, discussed with Malone & Bailey, PC the matters required by Codification of Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee, together with a majority of the directors, received and reviewed the written disclosures and the letter from Malone & Bailey, PC required by Independence Standards Board Standard No. 1, Independence with Audit Committees, and discussed with that firm its independence from the Company.

The Audit Committee, together with a majority of the directors, considered the compatibility of non-audit services with the auditors’ independence and have discussed with the independent auditors their independence.

Based on the foregoing review and discussions and a review of the report of Malone & Bailey, PC with respect to the audited financial statements, and relying thereon, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, for filing with the SEC.

The Audit Committee

Daniel McKelvey, Chairman

John Micek

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on information provided to Wherify, Wherify believes that during the last fiscal year, the following reports required by Section 16(a) of the Exchange Act to be filed by its Directors and executive officers were not timely filed: John Micek was late reporting one transaction on a Form 4 and Wade Fenn was late reporting one transaction on Form 4. Reggie Brown, formerly a director of the Company, was late reporting one transaction on a Form 4. Mark Gitter was late reporting one transaction on Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2003 Wherify entered into a consulting agreement with Daniel McKelvey. This agreement was terminated in July 2005. Under the agreement Mr. McKelvey provided advice regarding financial management and business planning; identifying, evaluating, negotiating and securing sources of funding and merger and acquisition prospects; and other matters upon request. Under the agreement, Mr. McKelvey received $10,000 per month in cash or shares of Wherify common stock and a warrant for 50,000 shares of common stock with a purchase price of $2.00 per share, which vested over a one-year period. In addition, the agreement provided that in the event Wherify raised additional financing and Mr. McKelvey provided the only investment banking services with respect to the financing, Mr. McKelvey would be entitled to cash compensation equal to 6% of the funds raised and a warrant for Wherify common stock equal to 10% of the funds raised. If investment-banking services from other sources were used as well, the agreement provided that Mr. McKelvey would be entitled to a cash payment of $100,000. In August 2004, Wherify and Mr. McKelvey entered into the Consulting Agreement Addendum, pursuant to which the parties agreed to extend the consulting agreement for an additional 6 months, through January 31, 2005, on the same terms and conditions as the original consulting agreement except that Wherify agreed to issue Mr. McKelvey a warrant to purchase 25,000 shares with an exercise price of $3.00. Fifty percent of the shares issuable upon exercise of the warrant vested on the first day of each quarter beginning August 1, 2004. The warrant is exercisable any time before July 31, 2009 in cash or pursuant to a cashless exercise provision. This warrant is fully vested. Upon completion of the financing completed in January 2005, Wherify paid Mr. McKelvey $100,000. On August 25, 2005 the company approved payment of $25,000 in cash and 50,000 shares of common stock as compensation in full for services rendered in connection with the successful closing of the merger of the company with Wherify California, Inc.

On January 11, 2005, Forte Capital Partners, LLC, of which Daniel McKelvey is a managing partner, purchased $25,000 of convertible debentures. The convertible debentures bore interest at an annual rate of 5%. The debentures were converted into shares of Wherify’s common stock at the conversion price of $2.00 per share upon the effectiveness of the registration statement registering such shares. In connection with the sale of the convertible debentures, Wherify issued to Forte Capital Partners, LLC warrants to purchase 6,250 shares of its common stock for an exercise price of $2.70 per share. All of these warrants have been exercised. On January 24, 2005, Wherify extended the due date on another convertible debenture which was issued to Forte Capital Partners, LLC in 2003 from March 31, 2005 to June 30, 2005. The face value of the debenture was $300,000. This debenture and its accrued interest were converted into 454,547 shares of common stock in May 2005.

In May and June 2004, Wherify issued a $50,000 short-term note to Greg J. Micek, a former member of Wherify’s board of directors and brother of one of our current directors, John Micek III. The notes bore interest at the annual rate of 6% and were due July 31, 2004. In July 2004, Mr. Micek assigned his note to a third party.

On January 12, 2005, Wherify issued bonuses to Greg Micek, a former member of its board of directors and brother of current director John Micek III, and to Mike Walsh, its former Chief Financial Officer. Mr. Micek received a cash payment of $50,000 and 10,416 restricted shares of Wherify common stock and Mr. Walsh received 20,833 restricted shares of Wherify common stock.

In July 2005, Wherify paid cash bonuses to William Scigliano for reaching bonus milestones in his employment agreement for financing, completion of the merger and relocation of the company totaling $45,000. He also received a bonus of $50,000 cash and 30,000 restricted shares as an added bonus for completion of the merger.

On July 25, 2005 we employed Mr. William Hajjar as our Director of Enterprise Sales. He held this position in Wherify California since May 2003. On November 15, 2005 Mr. W. Douglas Hajjar was appointed to the Board of Directors and further was appointed to serve as the co-Chairman of the Board of Directors. William Hajjar is the son of our co-Chairman Mr. W. Douglas Hajjar. In Fiscal 2006, Mr. William Hajjar was compensated $113,077 and was awarded an option to purchase 60,000 shares under our 2004 Stock Plan.

On July 25, 2005 we employed Mr. Matthew Neher as our Vice President of Business Development. He held this position in Wherify California since May 1999. Mr. Matthew Neher is the brother of our Director and Chief Executive Officer Mr. Timothy J. Neher. In Fiscal 2006, Mr. Matthew Neher was compensated $140,626 and was awarded an option to purchase 125,000 shares under our 2004 Stock Plan.

On January 13, 2006, Wherify and Mr. W. Douglas Hajjar entered into a new Consulting Agreement which supersedes and replaces the Consulting Agreement entered into effective January 1, 2004. Under the new Consulting Agreement, Mr. Hajjar continues to be paid a fee of $10,000 per month for his assistance as a financial adviser to the Company and is entitled to reimbursement for out-of-pocket costs and indemnification for damages arising out of his services. However, he is no longer entitled to a fee in connection with a Change in Control transaction. The agreement is terminable by either party on 30 days’ notice.

Also on January 13, 2006, Wherify entered into a letter agreement with Mr. W. Douglas Hajjar setting forth certain terms of his services as a Director and Co-Chairman. Under this agreement, Mr. Hajjar agreed to direct and coordinate the Board’s oversight of the business and operations of the Company and the activities and performance of senior management, and to assist senior management in developing strategic plans for the Company and with fund raising and financing activities. Pursuant to the agreement, on January 13, 2006 the Company granted to Mr. Hajjar an option to purchase 125,000 shares of common stock at an exercise price equal to the closing sales price on that date. The option vests in equal monthly increments over four years so long as Mr. Hajjar remains on the Board. The agreement further provides that for each additional year Mr. Hajjar serves on the Board, he will receive an additional option for 12,500 shares of common stock with an exercise price equal to the closing sales price on the grant date and which vests ratably monthly over 12 months. Mr. Hajjar is also entitled under this agreement to a cash payment of $5,000 per month during which he serves on the Board.

As previously reported, in July 1999 Wherify California loaned Timothy Neher $100,000. In accordance with the terms of the related promissory note, Mr. Neher was required to repay the entire principal balance of this loan, plus interest at 3.0% per annum, on July 18, 2009. Also as previously reported, in April 2000 Wherify California loaned Mr. Neher $26,170. In accordance with the terms of the related promissory note, Mr. Neher was required to repay the entire principal balance of this loan, plus accrued interest at 3.0% per annum, on April 10, 2009. During June 2004, Wherify California wrote off both these loans. On May 11, 2006 Wherify’s Board of Directors reached an understanding to formally forgive these loans. The aggregate amount forgiven (approximately $151,000) will be reported as compensation paid to Mr. Neher.

Conflict of Interest Policy

We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested non-employee directors on the Board approve all transactions between Wherify and its officers, directors, principal Stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.

All transactions between us and our officers, directors, principal Stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested non-employee directors, or, if required by law, a majority of disinterested Stockholders and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

AUDITOR INDEPENDENCE

Fees to Independent Auditors for Fiscal 2006 and 2005

The following table shows the fees billed to the Company for the audit and other services provided by Malone & Bailey, PC for fiscal 2006 and 2005.

	Fiscal 2006	Fiscal 2005

Audit fees(1)	$148,000	$115,000
Audit-related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0

—————

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

All audit related services, tax services and other services are and were pre-approved by the Company’s Board of Directors and/or the Audit Committee, which concluded that the provision of such services by Malone & Bailey, PC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL 2 — CERTIFICATE AMENDMENT

The Board of Directors has proposed to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100 million shares to 200 million shares (the “Certificate Amendment”). If the Certificate Amendment is approved at the Annual Meeting, the Company intends to promptly sign and file with the Delaware Secretary of State a certificate amending the Certificate of Incorporation to effect the increase in authorized shares.

Effect of Certificate Amendment

The effect of the proposed Certificate Amendment is to increase the number of shares of Common Stock the Company is authorized to issue from 100 million shares to 200 million shares. The Certificate Amendment does not otherwise modify the rights and preferences of any class or series of authorized capital stock. Each time additional shares of Common Stock are issued, however, the voting rights, dividend rights and other rights of each previously issued share of Common Stock are reduced proportionately. If the Certificate Amendment is approved, the holders of the Common Stock may experience dilution as additional shares of Common Stock are issued in the future.

Under the Certificate of Incorporation, the Company is presently authorized to issue 100 million shares of Common Stock, $.01 par value, and 10 million shares of Preferred Stock, $.01 par value. As detailed in the following Capitalization Table, as of September 18, 2006, 60,054,013 shares of Common Stock were issued and outstanding, 48,205,938 shares were reserved for issuance pursuant to contractual commitments, and 15,505,843 shares were reserved for other purposes. This results in an inadequate number of shares of Common Stock available for issuance. If the Certificate Amendment is approved, the number of shares of Common Stock available for issuance will increase to 76.2 million shares.

Of the authorized shares of Preferred Stock none are outstanding. No shares of Preferred Stock are subject to any outstanding options or warrants or reserved for any specific purpose. The Certificate Amendment will not affect the number of shares of Preferred Stock available for issuance.

The following table shows the number of shares of Common Stock issued and outstanding and reserved for issuance for various purposes as of September 18, 2006, and the percentages that such shares represent of (a) the currently authorized number of shares of Common Stock (100 million) and (b) the prospective authorized number of shares of Common Stock (200 million).

WHERIFY WIRELESS, INC.
CAPITALIZATION TABLE
 (As of September 18, 2006)

	Number of Shares	Percentage of Current Authorized Shares (100 million)	Percentage of Prospective Authorized Shares (200 million)

SHARES ISSUED AND OUTSTANDING	60,054,013	60%	30%

SHARES RESERVED FOR ISSUANCE
For exercise of warrants(1)	22,619,436	23%	11%
For conversion of debentures(1)	9,726,027	10%	5%
Held in escrow as security for obligations to Cornell Capital Partners	10,273,973	10%	5%
For exercise of stock options (issued and outstanding)	5,586,502	6%	3%
Subtotal for Shares Contractually Committed to Issue	48,205,938	48%	24%
For issuance in direct offering of shares	11,287,500	11%	6%
For issuance under Standby Equity Distribution Agreement	2,200,000	2%	1%
For exercise of stock options (registered and authorized but not issued)(2)	2,018,343	2%	1%
Subtotal for Shares Not Contractually Committed to Issue	15,505,843	16%	8%
TOTAL SHARES RESERVED FOR ISSUANCE	63,711,781	64%	32%
TOTAL SHARES ISSUED AND RESERVED FOR ISSUANCE	123,765,794	124%	62%

——————

(1)

The pricing of our direct offering on August 8, 2006 resulted in an adjustment to the conversion rate of our outstanding debentures and the number of shares subject to outstanding warrants.   Prior to such pricing the number of shares issued and reserved for issuance was less than 100 million shares (the currently authorized number of shares).

(2)

The proposal to increase the aggregate number of shares issuable under our 2004 Stock Plan would increase the number of shares reserved for issuance under our 2004 Stock Plan by 7.6 million shares.

Reasons for Certificate Amendment

The Board of Directors has approved the Certificate Amendment, and is recommending it for approval by the stockholders, because the Board of Directors is concerned that the number of shares of Common Stock currently available for issuance is insufficient to satisfy Wherify’s current contractual obligations and is insufficient for additional capital raising and other business needs and opportunities that may arise during the next few years. The Company is launching its new product and expects to require additional capital in order to attain profitability. Because of the nature of the Company’s business, it must be continually ready to take advantage of business opportunities including strategic alliances, additions to product lines, other opportunities to expand the business and revenue basis, and acquisition possibilities, and expects that any such business opportunity or acquisition possibilities by the Company would primarily involve the issuance of Common Stock to the involved company or its shareholders. In any such case, the Company may need to raise a significant amount of capital, which would most likely involve issuance of the shares of Common Stock and/or securities exercisable for or convertible into Common Stock. The Company has no such specific business opportunity or acquisition possibility plans, proposals or arrangements, written or otherwise, at this time that would require such an issuance of shares.

The additional shares of Common Stock that would become available for issuance if the proposed amendment were adopted could be used by the Company to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of the Company's securities) or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, not by the threat of any attempt to accumulate shares or otherwise gain control of the Company (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes of control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The purpose of the Certificate Amendment is to ensure that a sufficient number of shares of Common Stock are available for the above described, and other possible, purposes and transactions during the next few years.

Re Consequences Under Debentures and Warrants of Insufficient Shares

We currently do not have a sufficient number of shares available for issuance in the event we are required to issue all of the shares that we are contractually obligated to issue under all of our outstanding debentures, warrants, options and other instruments and agreements. This is largely because of the full ratchet anti-dilution provisions in the debentures and warrants issued to Cornell Capital Partners and the resulting automatic adjustment in the conversion rate of debentures issued to Cornell Capital Partners and the number of shares issuable upon exercise of warrants issued to Cornell Capital Partners. This adjustment arose out of our issuance of common stock earlier this year at a price below the defined fixed conversion price of such debentures and below the fixed then exercise price of such warrants.

This shortage of available shares could have severe consequences for us under our contractual commitments. For example, we are required under the terms of the debentures and warrants issued to Cornell Capital Partners to reserve and keep available out of our authorized and unissued shares a sufficient number of shares of common stock as is issuable upon conversion of such debentures or exercise of such warrants. Failure to have a sufficient number of shares available for issuance upon conversion of the debentures, after notice and an opportunity to cure, can constitute an event of default under the debentures. Upon an event of default, Cornell Capital Partners could elect to cause the entire principal amount of $5 million, plus accrued interest, outstanding under the debentures to become immediately due and payable. It could also elect to exercise its various rights and remedies under the related pledge agreement and security agreements. In addition, Cornell Capital could engage in a cashless exercise of its warrants upon an event of default under either the debentures or the warrants. Accordingly, our Board of Directors believes it is important for stockholders to approve the proposed increase in authorized shares of Common Stock to avoid such possible consequences.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CERTIFICATE AMENDMENT.

PROPOSAL 3 — 2004 STOCK PLAN AMENDMENT

The Board of Directors has proposed to amend the Company’s 2004 Stock Plan to increase the number of shares available for issuance to 10 million shares (the “2004 Stock Plan Amendment”).

Effect of Certificate Amendment

The sole effect of the proposed 2004 Stock Plan Amendment is to increase the number of shares of Common Stock the Company is authorized to issue under the plan to 10 million shares and to delete a provision providing for an automatic annual increase in the number of shares reserved for issuance under the plan. The 2004 Stock Plan Amendment does not otherwise modify the rights and preferences of any class or series of authorized capital stock.

The proposed amendment is set forth in full in Appendix B. Under the 2004 Stock Plan Amendment, the Company is presently authorized to issue an aggregate of 2.4 million shares of Common Stock for the purposes of stock option awards, restricted and unrestricted stock grants and awards and compensation to service providers. Of the authorized shares of Common Stock under the 2004 Stock Plan Amendment, options for 1,981,657 shares, and no restricted shares, were issued and outstanding as of September 18, 2006. As of that date, an additional 3,449,593 shares and 325,000 shares were subject to outstanding options under the Company’s 1999 Stock Option Plan and 2001 Stock Option Plan, respectively, of which 3,449,593 shares and 325,000 shares, respectively, were outstanding and none are available for further grant. If the 2004 Stock Plan Amendment is approved, the aggregate number of shares of Common Stock available for issuance under the 2004 Stock Plan as of October 26, 2006, will increase to 10 million shares.

The proposed amendment would also delete a provision in the 2004 Stock Plan that now provides for an automatic annual increase in the number of shares reserved for issuance under the plan.  Currently, the number of shares reserved under the 2004 Stock Plan automatically increases on the first day of each fiscal year by an amount equal to the lesser of (i) 200,000 shares, (ii) 5% of the outstanding shares on that date or (iii) a lesser amount determined by the Board, subject, however, to an overall maximum cap, as adjusted for all such annual increases, of 4 million shares.  The proposed amendment would delete this provision providing for an automatic annual increase in the share reserve.

Each time additional shares of Common Stock are issued as a result of the exercise of options issued under the 2004 Stock Plan, the voting rights, dividend rights and other rights of each previously issued share of Common Stock are reduced. If the 2004 Stock Plan Amendment is approved, the current holders of the Common Stock may experience dilution as additional shares of Common Stock are issued and exercised under the plan in the future.

Reasons for 2004 Stock Plan Amendment

The Board of Directors has approved the 2004 Stock Plan Amendment, and is recommending it for approval by the stockholders, because the Board of Directors is concerned that the number of shares of Common Stock currently available for issuance under the plan may prove insufficient for the purposes of attracting and retaining qualified employees, consultants and contractors during the next few years. The Company is launching its new product and expects to experience significant staffing growth during this period. Additionally, the Company operates in a highly competitive skilled labor market where equity awards to employees continue to be an important ongoing compensation and motivational tool. Additionally, opportunities may arise during the course of business where stock based compensation to selected suppliers of goods and services may be in the best interests of the Company.

The purpose of the 2004 Stock Plan Amendment is to ensure that a sufficient number of shares of Common Stock are available for issuance under the Plan during the next few years.

Summary of the 2004 Stock Plan

The principal features of the 2004 Stock Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 2004 Stock Plan, a copy of which is filed with the SEC and which will be made available to you upon request.

General

The purpose of the 2004 Stock Plan is to increase stockholder value by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to our employees, directors and consultants and promoting the success of our business. The plan permits the grant of incentive stock options, nonstatutory stock options and restricted stock.

Shares Subject to the Plan

If stockholders approve this proposal, the maximum aggregate number of shares of Common Stock that may be issued under the 2004 Stock Plan will be 10 million shares, all of which may be issued either directly as restricted stock or upon the exercise of the stock options granted under the plan. This will be a fixed maximum aggregate number, and there will no longer be an automatic annual increase in the share reserve.

As of September 18, 2006, options to purchase a total of 1,981,657 shares of Common Stock were issued and outstanding under the 2004 Stock Plan. This proposal would increase the maximum aggregate shares available for issuance under the plan, either upon exercise of stock options or as restricted stock, to 10 million shares.

As of September 18, 2006, the closing price of the Common Stock on the Over-the-Counter Bulletin Board was $0.39 per share.

Administration

The 2004 Stock Plan is currently administered by the board of directors, but may also be administered by a committee of the board of directors. The administrator determines the terms of the options and stock purchase rights granted, including the exercise price, number of shares subject to the options and stock purchase rights, and the exercisability. All questions of interpretation are determined by the administrator and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the 2004 Stock Plan.

Eligibility

Nonstatutory stock options and restricted stock may be granted under the 2004 Stock Plan to our directors, employees and consultants. Incentive stock options may be granted only to employees. The 2004 Stock Plan provides a limit of $100,000 on the aggregate fair market value (determined on the date of grant) of shares subject to all incentive stock options that are exercisable for the first time by an optionee in any one calendar year. The administrator, in its discretion, selects the persons to whom options and stock purchase rights are granted, the time or times at which such options and stock purchase rights are granted, and the exercise price or purchase price and number of shares subject to each such grant. As of September 18, 2006, we had a total of 31 employees, including 4 executive officers, who are eligible to participate in the 2004 Stock Plan.

Option Grant Limitations

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options granted to such persons, the 2004 Stock Plan provides that no employee or director may be granted, in any fiscal year, options to purchase more than one million shares of common stock.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between Wherify and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value on the date the option is granted. The 2004 Stock Plan provides that if we desire to preserve our ability to deduct the compensation associated with options granted under the 2004 Stock Plan pursuant to Section 162(m) of the Internal Revenue Code, the exercise price of a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable and may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. As determined by the administrator and subject to all applicable laws, the 2004 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our common stock, pursuant to a cashless exercise procedure, a reduction in the amount of any liability of Wherify to the individual, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option. The term of each option is stated in the award agreement and determined by the administrator. The term of an incentive stock option may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a ten percent stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service. If an optionee’s service relationship with us terminates for any reason (excluding death or disability), then the optionee may exercise the option within a period of time as determined by the administrator to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time determined by the administrator or set forth in the option agreement, the option will remain exercisable for three months following the termination of the optionee’s service relationship. If an optionee’s service relationship terminates due to the optionee’s disability, the optionee may exercise the option within a period of time as determined by the administrator to the extent the option was vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time determined by the administrator or set forth in the option agreement, the option will remain exercisable for the twelve months following the termination of the optionee’s service due to disability. If an optionee’s service relationship terminates due to the optionee’s death, the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option within a period of time as determined by the administrator to the extent the option was vested on the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time determined by the administrator or set forth in the option agreement, the option will remain exercisable for twelve months following the optionee’s death.

(e) Nontransferability of Options. Unless otherwise determined by the administrator, options and stock purchase rights granted under the 2004 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2004 Stock Plan as may be determined by the administrator.

Restricted Stock

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the administrator may grant shares of restricted stock to service providers in such amounts as the administrator may determine.

(b) Consideration for Restricted Stock. Subject to the terms and provisions of the Plan, as determined by the administrator and subject to all applicable laws, the 2004 Stock Plan permits payment for restricted stock, if any, to be made by cash, check, promissory note, past services rendered to the company, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Restricted Stock Agreement. Each award of restricted stock are evidenced by an award agreement that will specify the period of restriction, the number of shares granted and such other terms and conditions as the administrator, in its sole discretion determines. Unless, the administrator determines otherwise, shares of restricted stock will be held by Wherify as escrow agent until the restrictions on such shares have lapses.

(d) Transferability. Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction.

(e) Other Restrictions. The administrator, in its sole discretion, may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate.

(f) Voting Rights. During the period of restriction, holders of restricted stock granted under the 2004 Stock Plan may exercise full voting rights with respect to those shares, unless the administrator determines otherwise.

(g) Dividends. During the period of restriction, holders of restricted stock granted under the 2004 Stock Plan will be entitled to receive all dividends and other distributions paid with respect to such shares unless otherwise provided in the award agreement. If any such dividend and other distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Adjustments upon Changes in Capitalization and Effect of Merger or Sale

If Wherify’s capitalization changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2004 Stock Plan, the maximum number of shares by which the share reserve shall increase in each fiscal year, the maximum number and class of shares for which any employee or prospective employee may be granted options per fiscal year, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2004 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

In the event of a liquidation or dissolution, any unexercised options and stock purchase rights will terminate. The administrator may, in its sole discretion, provide that each optionee will have the right to exercise all or any part of the optionee’s options and stock purchase rights, including those not otherwise exercisable. In addition, the administrator may provide that any repurchase or forfeiture right held by Wherify applicable to any shares purchased upon exercise of an option or shares of restricted stock will lapse as to all such shares.

In connection with any merger of Wherify with or into another corporation or the sale of all or substantially all of the assets of Wherify, each outstanding option and stock purchase right will be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume the options or stock purchase rights or to substitute substantially equivalent options or stock purchase rights, the participant will have the right to exercise the option or stock purchase rights as to all the stock subject to the option or stock purchase right, including shares not otherwise vested or exercisable. In such event, the administrator will notify the participant that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In addition, the administrator shall have the discretionary authority to structure one or more options or restricted stock grants so that the shares of stock subject to such grants shall automatically vest, in whole or in part, upon the “involuntary termination” (as defined in the 2004 Stock Plan) of the participant’s service with Wherify (or a parent or subsidiary of Wherify) within a designated period (not to exceed eighteen (18) months) following the effective date of any change in control of Wherify in which such shares would not otherwise vest.

Amendment and Termination of the 2004 Stock Plan

The board of directors may amend, alter, suspend or terminate the 2004 Stock Plan at any time and for any reason. However, Wherify must obtain stockholder approval for any amendment to the 2004 Stock Plan to the extent necessary or desirable to comply with applicable law. No such action by the board of directors or stockholders may alter or impair any option or stock purchase right previously granted under the 2004 Stock Plan without the written consent of the participant. Unless terminated earlier, the 2004 Stock Plan will terminate in 2014.

Federal Income Tax Consequences

(a) Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income for regular income tax purposes at the time the option is granted or upon its exercise. However, the excess, if any, of the fair market value of the option shares over the exercise price of the option on the date of exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 15%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period for the shares. Unless limited by Section 162(m), Wherify is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

(b) Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Wherify is subject to tax withholding by Wherify. Unless limited by Section 162(m), Wherify is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period for the shares. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 15%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

(c) Restricted Stock. Taxable income will be recognized by a recipient upon the grant of a restricted stock award that is not subject to a substantial risk of forfeiture. This income will be characterized as ordinary income. The amount of this ordinary income will be equal to the excess, if any, of the fair market value of the shares received over the amount, if any, the recipient paid for the shares.

No taxable income will be recognized by a recipient upon the grant of a restricted stock award that is subject to a substantial risk of forfeiture unless the recipient makes the election under Section 83(b) of the Internal Revenue Code referred to in the next paragraph. If the recipient does not make an election, he or she will recognize ordinary income at the time his or her interest in the shares is either transferable or is no longer subject to a substantial risk of forfeiture (the “Section 83 Restrictions”). The amount of this ordinary income will be equal to the excess, if any, of the fair market value of the shares received at the time of the lapse of the Section 83 Restrictions over the amount, if any, the recipient paid for the shares. The recipient’s tax basis in the shares received at the lapse of the Section 83 Restrictions will be equal to the amount, if any, paid for the shares plus the amount of ordinary income recognized. Dividends paid on shares while they are subject to the Section 83 Restrictions will be taxable as ordinary compensation income and not as dividends.

An recipient receiving a grant of restricted stock may elect under Section 83(b) of the Internal Revenue Code to be taxed at the time the employee receives the shares on an amount equal to the fair market value of the shares received, determined without regard to the Section 83 Restrictions, at the time of transfer less the purchase price, if any, paid for the shares. The recipient’s tax basis in the shares will be the fair market value of the shares at the time the shares are received. If a Section 83(b) election is made, dividends paid on these shares will not be taxable as compensation income but will be taxable as dividends, and no additional compensation income will be recognized when the Section 83 Restrictions lapse or are released. Any compensation included in an employee’s gross income will be subject to federal and applicable state employment taxes.

(d) General. The foregoing is only a summary of the effect of federal income taxation upon optionees and Wherify with respect to the grant of options and restricted stock awards under the 2004 Stock Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Participation in the 2004 Stock Plan

The grant of options under the 2004 Stock Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the administrator. As of the date of this proxy statement, the Company is not under any obligation to make any awards under the 2004 Stock Plan and there has been no determination by the administrator with respect to future awards under the 2004 Stock Plan. Accordingly, future awards are not determinable.

The following table sets forth information with respect to past grants of stock options and restricted stock outstanding under the 2004 Stock Plan in the last fiscal year to (i) the Company’s Chief Executive Officer, (ii) the Company’s four most highly compensated individuals, and the current Chief Financial Officer, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees including officers who are not executive officers as a group.

	Outstanding Grants
Name and Position	Options	Restricted Stock

Timothy J. Neher, Chief Executive Officer and Director	—	—
William B. Scigliano, President of Government Division and Co-Chairman	125,000	30,000
Mark E. Gitter, Chief Financial Officer and Treasurer	260,000	—
Matthew Neher, Vice President Business Development	125,000	—
Jerry Parrick, President	—	—
Jeff Hoever, Director of Manufacturing	—	—
* Current Executive Officers as a Group	385,000	30,000
* Current Directors Excluding Executive Officers as a Group	225,000	—
* Current Employees Excluding Executive Officers as a Group	1,872,567	—

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2004 STOCK PLAN AMENDMENT.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Malone & Bailey, PC, independent auditors, to audit the financial statements of the Company for the fiscal year ended June 30, 2007. Malone & Bailey, PC has audited the Company’s financial statements since fiscal 1998. Representatives of Malone & Bailey, PC are not expected to be present nor to participate at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

Each share of Common Stock shall be entitled to one vote.

Stockholder ratification of the selection of Malone & Bailey, PC is not required by the Company’s bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection to the Stockholders for ratification as a matter of good corporate practice. In the event the Stockholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to select another independent accounting firm. It is understood that even if the selection is ratified, the Audit Committee at its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its Stockholders.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2007, proposals that stockholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company’s executive offices, 2000 Bridge Parkway, Suite 201, Redwood Shores, CA, 94065 no later than July 12, 2007. Any stockholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Pursuant to rules adopted by the SEC, if a stockholder intends to propose any matter for a vote at the Company’s annual meeting of stockholders to be held in the 2007 calendar year, but fails to notify the Company of such intention prior to July 12, 2007, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

INFORMATION INCORPORATED BY REFERENCE

The Company is delivering with this Proxy Statement of a copy of the Company’s Annual Report on Form
10-KSB (the “Form 10-KSB”) for the fiscal year ended June 30, 2006. The information set forth in “Item 6. Management’s Discussion and Analysis” and “Item 7. Financial Statements” of the Form 10-KSB are incorporated into this Proxy Statement by reference.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Form 10-KSB, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to the Company’s Secretary at: 2000 Bridge Parkway, Suite 201, Redwood Shores, CA 94065, phone number: 650-551-5246, facsimile number: 650-551-5225.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2006 WITH THE SECURITIES EXCHANGE COMMISSION ON OR AROUND SEPTEMBER 12, 2006. A COPY OF THE REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY’S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS PROXY STATEMENT.

For the Board of Directors

/s/ William B. Scigliano
Secretary

Dated: October 11, 2006

APPENDIX A

WHERIFY WIRELESS, INC.

AUDIT COMMITTEE CHARTER

I. Purpose

The function of the Audit Committee of the Board of Directors of Wherify Wireless, Inc. is to provide assistance to Wherify directors in their oversight of: (a) the integrity of Wherify’s financial statements; (b) the accounting and financial reporting processes and the audits of Wherify’s financial statements; (c) Wherify’s compliance with legal and regulatory requirements; (d) the independent auditors’ qualifications and independence; and (e) the performance of Wherify’s internal audit function and independent auditors. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the management of Wherify.

II. Membership and Organization

The Audit Committee is a committee of the Board of Directors. Subject to exceptions set forth in the American Stock Exchange (“AMEX”) Company Guide, the Audit Committee shall be composed of at least three Directors determined by the Board of Directors to meet the independence and financial literacy requirements of the AMEX and applicable federal law. Appointment to the Committee and the designation of Committee members as “financial experts” shall be made on an annual basis by the full Board.

The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board of Directors for any reason and at any time. Vacancies on the Committee shall be filled by vote of the Board of Directors.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

III. Responsibilities

In furtherance of its purpose, the Audit Committee shall have the following authority and responsibilities:

•

Be solely responsible for the appointment, compensation, evaluation, retention and oversight of the work of independent auditors engaged (including the resolution of any disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Wherify. The independent auditors shall report directly to the Audit Committee, as representatives of the shareholders of Wherify.

•

Review and reassess the adequacy of the Committee’s charter at least annually and recommend any proposed changes to the Board for approval.

•

Review the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the disclosure in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and major issues regarding accounting principles and disclosures.

•

Obtain and review a formal written statement from the independent auditors describing all relationship or services that may impact the objectivity and independence of the independent auditors.

•

Obtain written confirmation on at least an annual basis from the independent auditors assuring the auditors’ independence; discuss such reports with the independent auditors, and if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the independent auditors.

•

Review with the independent auditors the auditors’ judgments about the quality, not just the acceptability, of Wherify’s accounting principles and underlying estimates, and such matters as are required to be discussed with the Committee under generally accepted accounting standards.

•

Pre-approve all audit and non-audit engagements or services (with exceptions provided for de minimus amounts under certain circumstances as described by law) to be provided by the independent auditors. The Committee may delegate to one or more Committee members the authority to pre-approve non-audit services between regularly scheduled meetings provided that such approval is reported to the full Committee at the next Committee meeting.

•

Review and discuss with the independent auditors: (a) audit plans and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditors’ procedures with respect to interim periods.

•

Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by Wherify, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management.

•

Obtain from the independent auditors assurance that it will inform the Committee concerning any information indicating that an illegal act has or may have occurred that could have a material effect on Wherify’s financial statements, and assure that such information has been conveyed to the Committee, in accordance with Section 10A of the Private Securities Litigation Reform Act of 1995.

•

Obtain and review a report from the independent auditors describing (a) the auditing firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with such issues.

•

Review with management and the independent auditors: (a) the effectiveness of Wherify’s internal control over financial reporting (including any material weaknesses and material changes in internal control over financial reporting reported to the Committee by the independent auditors or management); (b) Wherify’s internal audit procedures; and (c) the effectiveness of Wherify’s disclosure controls and procedures and management reports thereon.

•

Review separately with management, the internal accounting department and the independent auditors at the completion of the annual examination:

–

The Company’s annual financial statements and related footnotes.

–

The independent auditors’ audit of the financial statements and its report thereon.

–

Any significant changes required in the independent auditors’ audit plan.

–

Any serious difficulties or disputes with management encountered during the course of the audit, including management’s response thereto.

–

Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

•

Discuss with management and the independent auditors, quarterly earnings press releases, including the interim financial information and earnings guidance provided to analysts and rating agencies.

•

Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in Wherify’s annual proxy statement.

•

Establish procedures for the receipt, retention, and treatment of complaints received by Wherify regarding accounting, internal accounting controls, or auditing matters.

•

Establish procedures for the confidential, anonymous submission by employees of Wherify of concerns regarding questionable accounting or auditing matters.

•

Review and pre-approve all related-party transactions (as defined in Item 404 of Regulation S-K).

•

Engage in an annual self-assessment with the goal of continuing improvement.

IV. Meetings

•

The Committee shall hold regular meetings at least quarterly on such days as it shall determine. Other meetings of the Committee will be held at the request of the Chair of the Committee or any two other Committee members. The Audit Committee shall meet in executive session with the independent auditors and management periodically. Minutes shall be regularly kept of Committee proceedings, by a person appointed by the Committee to do so.

•

Prior to each regularly scheduled meeting, the Committee will receive a prepared agenda for the meeting. Other topics for discussion may be introduced at the meeting at the request of any Committee member.

•

Such corporate officers and other employees of Wherify as the Committee may regularly from time-to-time designate, shall attend the meetings.

•

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

•

The Chairman of the Audit Committee shall report on Audit Committee activities to the Board of Directors after each Committee meeting.

V. Advisors

•

The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms for its advisors, and funding for payment of such fees and reimbursement of ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

APPENDIX B

WHERIFY WIRELESS, INC.

AMENDMENT TO THE 2004 STOCK PLAN

  RESOLVED, that the Company’s 2004 Stock Plan (the “Plan”) be amended by replacing the first sentence of Section 3(a) with the following sentence and by deleting the second to last sentence of Section 3(a):

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,000,000, all of which may be issued upon the exercise of Incentive Stock Options granted under the Plan.

As a result, Section 3(a) shall be amended and restated to read in its entirety as follows:

3.

Stock Subject to the Plan.

(a)

Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,000,000, all of which may be issued upon the exercise of Incentive Stock Options granted under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan. The Shares issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

B -1

PROXY
Wherify Wireless, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy Neher and W. Douglas Hajjar, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of  Wherify Wireless, Inc., a Delaware corporation (the “Company”), held of record  by the undersigned on August 28, 2006, at the Annual Meeting of  Stockholders (the “Annual Meeting”) to be held at the at the offices of the  corporation, 2000 Bridge Parkway, Suite 201, Redwood Shores, California 94065 on Thursday, October 26, 2006, at 10:00 a.m. local time, or at any adjournment  or postponement thereof, upon the matters set forth below, all in accordance with  and as more fully described in the accompanying Notice of Annual Meeting and  Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of stockholders of the Company and until their respective successors shall have been duly elected and shall qualify.

☐	FOR ALL NOMINEES
☐	WITHOUT AUTHORITY to vote for all nominees listed below.
☐	FOR ALL EXCEPT (see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

DANIEL MCKELVEY	WADE FENN	W. DOUGLAS HAJJAR
JOHN MICEK	TIMOTHY NEHER	BILL SCIGLIANO

2. PROPOSAL TO AMEND the Certificate of Incorporation, to increase the authorized number of shares of Common Stock from 100 million shares to 200 million shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO AMEND the Company’s 2004 Stock Plan Amendment to increase the number of authorized shares of available for issuance to 10 million shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. PROPOSAL TO RATIFY the appointment of Malone & Bailey PC as independent auditors of the Company for the fiscal year ending June 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, FOR THE APPROVAL OF THE AMENDMENT TO THE 2004 STOCK PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF MALONE & BAILEY PC AS INDEPENDENT AUDITORS OF THE COMPANY.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

If you want to withhold your consent to participate in the Company’s Householding Program, please mark here. ☐

DATED: _________________________________, 2006.

signature	signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)